HANSEN, BARNETT & MAXWELL

  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                           (801) 532-2200
   Member of AICPA Division of Firms                     Fax (801) 532-7944
            Member of SECPS                       345 East 300 South, Suite 200
Member of Summit International Associates        Salt Lake City, Utah 84111-2693






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
The Murdock Group Career Satisfaction Corporation

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated April 28, 2000, with respect to the consolidated financial statements of The Murdock Group Career Satisfaction Corporation incorporated by reference in this Registration Statement on Form S-8.

                                                   HANSEN, BARNETT & MAXWELL
                                                   /s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 1, 2001